Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera Reports Fourth Quarter and Full Year 2018 Financial Results

Total truSculpt® Body Sculpting Generated 32% Revenue Growth in 2018

BRISBANE, California, February 20, 2019 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reports financial results for the fourth quarter and fiscal year ended December 31, 2018.

Key financial and operational highlights for the fourth quarter and full year 2018 include:

●	Revenue for the fourth quarter increased 12% sequentially, though decreased 5% from the prior year fourth quarter, to $45.5 million. Revenue increased 7% to $162.7 million for the full year 2018;
o

Fourth quarter continues to reflect strong demand for the body sculpting product portfolio, truSculpt, with the number of systems sold growing strong double digits both sequentially and year over year.

o

Total recurring revenue, which includes service, skincare and consumable revenue, for the fourth quarter reached $8.6 million, or 28% growth over the fourth quarter 2017. For the full year 2018, total recurring revenue was $30.1 million, or 18% growth over the full year 2017.

o

US revenue declined by 7% in the fourth quarter over the prior year period, and increased 8% for the full year 2018. Results reflect strong demand for the truSculpt and Secret RF systems, primarily offset by softness in the overall women’s health market, competitive trends affecting certain legacy systems, and greater than expected turnover in our North American salesforce in the fourth quarter.

o	International revenue grew 1% in the fourth quarter and 7% for the full year 2018. Full year results reflect double-digit growth in the Middle East and Asia (excluding Japan).
●

Gross Margin for the fourth quarter was 41%, compared to 57% in the prior year period. For the full year 2018, gross margin was 49% versus 57% for the prior year. The decrease in fourth quarter gross margin reflects pricing headwinds across the portfolio of legacy systems, channel mix, and a $5.0 million charge, of which $1.1 million was utilized in the fourth quarter. This charge related to product remediation of one of our legacy systems. Non-GAAP gross margin* was 53% for both the fourth quarter and full year 2018, compared to 58% and 57% for the respective prior year periods.

●

Operating expenses for the fourth quarter and full year 2018 were 53% and 58% of revenue, respectively. This compares to 48% and 50% for the prior year periods. Non-GAAP* operating expenses for the fourth quarter and full year 2018 were 48% and 52% of revenue, respectively, as compared to 45% and 49% for the same prior year periods.

●

GAAP Net Loss for the fourth quarter and full year 2018 was $26.3 million and $30.8 million, or $1.89 and $2.23 loss per share on a basic and fully-diluted basis. GAAP net loss includes a valuation allowance of $16.9 million against certain U.S. deferred tax assets in the fourth quarter. The recording of the valuation allowance resulted in a GAAP income tax provision of $20.8 million in the fourth quarter of 2018. Non-GAAP* net income for full year 2018 was $1.5 million, or $0.11 per fully-diluted share.

“2018 was a year of achievements and challenges. Cutera launched four new products, including our next-generation body contouring system, truSculpt iD, which we expect to be a meaningful platform in this billion-dollar market. In addition, we continue to make progress streamlining multiple manufacturing and inventory processes, further enhancing our future growth,” stated Cutera Chief Operating Officer and Interim CEO, Jason Richey. “Like others in the aesthetic space, we encountered considerable headwinds affecting our overall results in the second half of 2018. As interim CEO, and with the full support of the Board of Directors, my priorities are clear --- position Cutera to grow faster than the market without sacrificing profitability, while improving the efficiencies of the Company’s infrastructure. We are executing on multiple initiatives in order to achieve these goals and I am optimistic about the Company’s future. I look forward to reporting our future progress.”

2019 Financial Outlook

●	We expect full year revenue to be in the range of $165 to $175 million, a 2% - 8% increase over 2018;

●	Full year Non-GAAP* gross margin is expected to improve over 2018 full year Non-GAAP* gross margin;

●	Adjusted EBITDA* is expected to be in the range of $2 million to $4 million.

Conference Call

The Company will host a live audio webcast for interested parties commencing today at 1:30 p.m. PST (4:30 p.m. EST). Participating in the call will be Jason Richey, Chief Operating Officer and Interim Chief Executive Officer and Sandra Gardiner, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be available online within 24 hours of its completion through May 20, 2019. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

CONTACTS:

Cutera, Inc.

Matthew Scalo
Vice President, Investor Relations & Corporate Development
415-657-5500
mscalo@cutera.com

Investor Relations

John Mills

Partner, ICR, Inc.

646-277-1254

john.mills@icrinc.com

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, product remediation charges, and Enterprise Resource Planning (“ERP”) system implementation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, product remediation charges outside the scope of our typical recurring warranty and service costs, and charges related to ERP software implementation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record stock-based compensation expense related to grants of options, performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. We believe that excluding stock-based compensation better allows for comparisons to our peer companies;

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Product Remediation. We have excluded costs incurred to remediate an issue related to a legacy product. These costs include the repair of products in use, in inventory, and in production, and are outside the scope of our typical recurring warranty and service costs; and

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs.

We believe that excluding all of the items above allows users of our financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the fourth quarter and full year ended December 31, 2018, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	December 31,
	2018	2018	2017(1)
Assets
Current assets:
Cash and cash equivalents	$26,052	$21,866	$14,184
Marketable investments	9,523	5,018	21,728
Accounts receivable, net	19,637	25,444	20,777
Inventories	28,014	31,322	28,782
Other current assets and prepaid expenses	3,972	3,716	2,903
Total current assets	87,198	87,366	88,374

Property and equipment, net	2,672	2,784	2,096
Deferred tax asset	457	21,402	19,055
Goodwill	1,339	1,339	1,339
Other long-term assets	5,971	6,048	374
Total assets	$97,637	$118,939	$111,238

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,279	$13,321	$7,002
Accrued liabilities	23,300	22,904	26,848
Extended warranty liabilities	3,159	-	-
Deferred revenue	9,882	8,939	9,461
Total current liabilities	47,620	45,164	43,311

Deferred revenue, net of current portion	2,684	2,380	2,195
Income tax liability	394	352	379
Other long-term liabilities	553	640	460
Total liabilities	51,251	48,536	46,345

Stockholders’ equity:
Common stock	14	14	13
Additional paid-in capital	70,451	68,180	62,025
Accumulated income/(loss)	(24,010)	2,283	2,947
Accumulated other comprehensive loss	(69)	(74)	(92)
Total stockholders' equity	46,386	70,403	64,893
Total liabilities and stockholders' equity	$97,637	$118,939	$111,238

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017(1)	2018	2017(1)

Products	$39,946	42,972	$142,535	132,660
Service	5,523	4,660	20,185	18,833
Total net revenue	45,469	47,632	162,720	151,493

Products	19,967	17,520	66,843	56,363
Service	6,716	2,779	15,495	9,020
Total cost of revenue	26,683	20,299	82,338	65,383
Gross profit	18,786	27,333	80,382	86,110
Gross margin %	41%	57%	49%	57%

Operating expenses:
Sales and marketing	15,318	15,362	58,420	52,070
Research and development	3,464	3,481	14,359	12,874
General and administrative	5,494	3,947	20,995	14,090
Lease termination income	-	-	-	(4,000)
Total operating expenses	24,276	22,790	93,774	75,034
Income (loss) from operations	(5,490)	4,543	(13,392)	11,076
Interest and other income (expense), net	(44)	138	(123)	884
Income (loss) before income taxes	(5,534)	4,681	(13,515)	11,960
Provision (benefit) for income taxes	20,759	(18,199)	17,255	(18,033)
Net income (loss)	$(26,293)	$22,880	$(30,770)	$29,993

Net income (loss) per share:
Basic	$(1.89)	$1.66	$(2.23)	$2.16
Diluted	$(1.89)	$1.57	$(2.23)	$2.04

Weighted-average number of shares used in per share calculations:
Basic	13,932	13,744	13,771	13,873
Diluted	13,932	14,569	13,771	14,728

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31,	December 31,	2018 Vs	December 31,	December 31,	2018 Vs
	2018	2017(1)	2017	2018	2017(1)	2017
Revenue By Geography:
United States	$28,265	$30,524	-7%	$101,862	$94,581	+8%
International	17,204	17,108	+1%	60,858	56,912	+7%
Total Net Revenue	$45,469	$47,632	-5%	$162,720	$151,493	+7%
International as a percentage of total revenue	38%	36%		37%	38%

Revenue By Product Category:
Systems
- North America	$26,519	$29,383	-10%	$93,977	$88,338	+6%
- Rest of World	10,349	11,531	-10%	38,618	37,544	+3%
Total Systems	36,868	40,914	-10%	132,595	125,882	+5%
Consumables	1,281	692	+85%	4,162	2,436	+71%
Skincare	1,797	1,366	+32%	5,778	4,342	+33%
Total Products	39,946	42,972	-7%	142,535	132,660	+7%

Service	5,523	4,660	+19%	20,185	18,833	+7%
Total Net Revenue	$45,469	$47,632	-5%	$162,720	$151,493	+7%

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$167	$283	$743	$660
Sales and marketing	360	427	2,104	1642
Research and development	208	303	825	936
General and administrative	897	474	3,484	1872
	$1,632	$1,487	$7,156	$5,110

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017(1)	2018	2017(1)
Cash flows from operating activities:
Net income (loss)	$(26,293)	$22,880	$(30,770)	$29,993
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,632	1,487	7,156	5,110
Depreciation of tangible assets	360	266	1,209	1,016
Amortization of contract acquisition costs	530	-	1,834	-
Change in deferred tax asset	20,945	(18,678)	17,438	(18,678)
Provision for doubtful accounts receivable	380	8	1,257	(1)
Other	26	7	241	(51)
Changes in assets and liabilities:
Accounts receivable	5,427	(1,181)	(117)	(4,229)
Inventories	3,308	(5,054)	768	(13,805)
Other current assets and prepaid expenses	(273)	42	(1,070)	(591)
Other long-term assets	(453)	7	(2,754)	6
Accounts payable	(2,042)	1,197	4,277	4,404
Accrued liabilities	396	4,588	(3,781)	9,345
Extended warranty liabilities	3,159	-	3,159	-
Other long-term liabilities	35	-	140	-
Deferred revenue	1,247	905	1,305	1,557
Income tax liability	42	208	15	211
Net cash provided by operating activities	8,426	6,682	307	14,287

Cash flows from investing activities:
Acquisition of property, equipment and software	(274)	(412)	(1,488)	(855)
Disposal of property and equipment	-	-	41	53
Proceeds from sales of marketable investments	-	24,486	13,044	33,640
Proceeds from maturities of marketable investments	2,000	6,200	10,050	45,812
Purchase of marketable investments	(6,484)	(16,800)	(10,874)	(60,956)
Net cash provided by (used in) investing activities	(4,758)	13,474	10,773	17,694

Cash flows from financing activities:
Repurchases of common stock	-	(21,391)	-	(35,167)
Proceeds from exercise of stock options and employee stock purchase plan	796	869	4,399	5,435
Taxes paid related to net share settlement of equity awards	(157)	(137)	(3,128)	(1,469)
Payments on capital lease obligations	(121)	(97)	(483)	(371)
Net cash provided by (used in) financing activities	518	(20,756)	788	(31,572)

Net increase (decrease) in cash and cash equivalents	4,186	(600)	11,868	409
Cash and cash equivalents at beginning of period	21,866	14,784	14,184	13,775
Cash and cash equivalents at end of period	$26,052	$14,184	$26,052	$14,184

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
	GAAP	Adjustments*		Non-GAAP	GAAP(1)	Adjustments*		Non-GAAP

Net revenue	$45,469	$-		$45,469	$47,632	$-		$47,632
Cost of revenue	26,683	(5,217)	(a)	21,466	20,299	(377)	(a)	19,922
Gross profit	18,786	5,217		24,003	27,333	377		27,710
Gross margin %	41%			53%	57%			58%

Operating expenses:
Sales and marketing	15,318	(1,052)	(b)	14,266	15,362	(586)	(b)	14,776
Research and development	3,464	(231)	(c)	3,233	3,481	(314)	(c)	3,167
General and administrative	5,494	(1,194)	(d)	4,300	3,947	(476)	(d)	3,471
Total operating expenses	24,276	(2,477)		21,799	22,790	(1,376)		21,414
Income (loss) from operations	(5,490)	7,694		2,204	4,543	1,753		6,296
Interest and other income (expense), net	(44)	-		(44)	138	-		138
Income (loss) before income taxes	(5,534)	7,694		2,160	4,681	1,753		6,434
Provision (benefit) for income taxes	20,759	(17,037)	(e)	3,722	(18,199)	18,491	(e)	292
Net income (loss)	$(26,293)	$24,731		$(1,562)	$22,880	$(16,738)		$6,142

Net income (loss) per share:
Basic	$(1.89)			$(0.11)	$1.66			$0.45
Diluted	$(1.89)			$(0.11)	$1.57			$0.42

Weighted-average number of shares used in per share calculations:
Basic	13,932			13,932	13,744			13,744
Diluted	13,932			13,932	14,569			14,569

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP(1)	Non-GAAP
Sales and marketing	33.7%	31.4%	32.3%	31.0%
Research and development	7.6%	7.1%	7.3%	6.6%
General and administrative	12.1%	9.5%	8.3%	7.3%
	53.4%	47.9%	47.8%	45.0%

* Fiscal fourth quarter of 2018 and 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):
a)

Adjustment of $5,217 and $377 for 2018 and 2017, respectively, included non-cash expenses of $94 and $94 related to depreciation, and $167 and $283 of stock-based compensation.  The 2018 adjustment also included $4,956 related to a component replacement in one of our legacy systems.

b)	Adjustment of $1,052 and $586 for 2018 and 2017, respectively, included non-cash expenses of $692 and $159 related to depreciation and amortization, and $360 and $427 of stock-based compensation.
c)	Adjustment of $231 and $314 for 2018 and 2017, respectively, included non-cash expenses of $23 and $11 related to depreciation, and $208 and $303 of stock-based compensation.
d)

Adjustment of $1,194 and $476 for 2018 and 2017, respectively, included non-cash expenses of $81 and $2 related to depreciation and $897 and $474 for stock-based  compensation.  The 2018 adjustment also included $216 for costs related to ERP implementation.

e)

The 2018 adjustment of $17,037 included recording a valuation allowance of $16,906 against certain U.S. deffered tax assets and net impact of excluding the Non-GAAP adjustments from our tax provision.  As a result of recording a valuation allowance in Q4'2018, the 2018 adjustment also includes the reversal of $2.85M in discrete tax benefits related to excess stock deduction activity for the nine months ended September 30, 2018.  The 2017 adjustment of ($18,491) included $18,741 for the release of a significant portion of our valuation allowance against certain U.S. deferred tax assets, partially offset by our revised measurement of U.S. deferred tax assets resulting from the 2017 US Tax Reform; offset by $248 for establishing a foreign transfer pricing contingency reserve and the net impact of excluding the Non-GAAP adjustments from our tax provision.

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2018				Twelve Months Ended December 31, 2017
	GAAP	Adjustments*		Non-GAAP	GAAP(1)	Adjustments*		Non-GAAP

Net revenue	$162,720	$-		$162,720	$151,493	$-		$151,493
Cost of revenue	82,338	(6,018)	(a)	76,320	65,383	(989)	(a)	64,394
Gross profit	80,382	6,018		86,400	86,110	989		87,099
Gross margin %	49%			53%	57%			57%

Operating expenses:
Sales and marketing	58,420	(4,562)	(b)	53,858	52,070	(2,300)	(b)	49,770
Research and development	14,359	(899)	(c)	13,460	12,874	(961)	(c)	11,913
General and administrative	20,995	(3,892)	(d)	17,103	14,090	(1,876)	(d)	12,214
Lease termination income	-	-		-	(4,000)	4,000	(e)	-
Total operating expenses	93,774	(9,353)		84,421	75,034	(1,137)		73,897
Income (loss) from operations	(13,392)	15,371		1,979	11,076	2,126		13,202
Interest and other income (expense), net	(123)	-		(123)	884	-		884
Income (loss) before income taxes	(13,515)	15,371		1,856	11,960	2,126		14,086
Provision (benefit) for income taxes	17,255	(16,906)	(f)	349	(18,033)	18,411	(f)	378
Net income (loss)	$(30,770)	$32,277		$1,507	$29,993	$(16,285)		$13,708

Net income (loss) per share:
Basic	$(2.23)			$0.11	$2.16			$0.99
Diluted	$(2.23)			$0.11	$2.04			$0.93

Weighted-average number of shares used in per share calculations:
Basic	13,771			13,771	13,873			13,873
Diluted	13,771			14,305	14,728			14,728

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP(1)	Non-GAAP
Sales and marketing	35.9%	33.1%	34.4%	32.9%
Research and development	8.8%	8.3%	8.5%	7.9%
General and administrative	12.9%	10.5%	9.3%	8.1%
Lease termination income	0.0%	0.0%	-2.6%	0.0%
	57.6%	51.9%	49.5%	48.8%

* Year-to-date December 31, 2018 and 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):
a)

Adjustment of $6,018 and $989 for 2018 and 2017, respectively, included non-cash expenses of $319 and $329 related to depreciation, and $743 and $660 of stock-based compensation.  The 2018 adjustment also included $4,956 recorded in Q4'2018 related to a component replacement in one of our legacy systems.

b)

Adjustment of $4,562 and $2,300 for 2018 and 2017, respectively, included non-cash expenses of $2,458 and $658 related to depreciation and amortization, and $2,104 and $1,642 of stock-based compensation.

c)	Adjustment of $899 and $961 for 2018 and 2017, respectively, included non-cash expenses of $74 and $25 related to depreciation, and $825 and $936 of stock-based compensation.
d)

Adjustment of $3,892 and $1,876 for 2018 and 2017, respectively, included non-cash expenses of $192 and $4 related to depreciation and $3,484 and $1,872 for stock-based compensation. The 2018 adjustment also included $216 for costs related to ERP implementation.

e)	Adjustment of $4,000 represents non-recurring lease termination income.
f)

The 2018 adjustment of $16,906 reprents a valuation allowance against certain U.S. deffered tax assets.  The 2017 adjustment of ($18,411) included $18,741 for the release of a significant portion of our valuation allowance against certain U.S. deferred tax assets, partially offset by our revised measurement of U.S. deferred tax assets resulting from the 2017 US Tax Reform; offset by $248 for establishing a foreign transfer pricing contingency reserve and the net impact of excluding the Non-GAAP adjustments from our tax provision.